Exhibit 10.1

SECOND LEASE MODIFICATION AND EXTENSION AGREEMENT

AGREEMENT (“Agreement”) made as of this 8th day of January, 2016 between ESRT EMPIRE STATE BUILDING, L.L.C., a Delaware limited liability company with an office c/o Empire State Realty Trust, Inc., One Grand Central Place, 60 East 42nd Street, New York, New York 10165 (hereinafter called “Landlord”), and SHUTTERSTOCK, INC., a Delaware corporation with an office at 350 Fifth Avenue, 21st Floor, New York, New York 10118 (hereinafter called “Tenant”).

WITNESSETH:

WHEREAS, Landlord is successor-in-interest to Empire State Building Company L.L.C., the original landlord and Tenant is the tenant under that certain agreement of lease dated as of March 21, 2013 (the “Original Lease”), covering certain space (the “Original Demised Premises”) consisting of a portion of the 20th floor and the entire rentable area of the 21st floor of the building (“Building”) known as the Empire State Building, 350 Fifth Avenue, New York, New York (which Original Lease, as modified by a certain letter agreement dated July 23, 2013, by a certain letter agreement dated August 7, 2013, and by a certain First Lease Modification Agreement dated as of August 31, 2015 (the “First Modification”), is hereinafter called the “Existing Lease”); and

WHEREAS, pursuant to the First Modification, certain space on the 20th floor of the Building, which was designated under Article 54 of the Lease as the “Twentieth Floor Must Take Premises” (and is hereinafter referred to as the “First Additional Premises”, was added to the premises demised under the Lease, so that as of the date hereof, the premises demised under the Lease consists of the Original Demised Premises and the First Additional Premises (collectively the “Existing Demised Premises”); and

WHEREAS, the term of the Lease with respect to the Existing Demised Premises is scheduled to expire on September 30, 2024; and

WHEREAS, Landlord and Tenant wish to further modify the Lease so that (i) certain space, consisting of the entire rentable area of the 36th Floor of the Building (the “Second Additional Premises”), approximately as shown on the space diagram attached hereto and made a part hereof as Exhibit A, is added to the premises demised under the Lease; and (ii) the term of the Lease with respect to the Existing Demised Premises is extended, all in accordance with the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.    Capitalized Terms, Etc.    Capitalized terms not defined herein shall have the meanings ascribed to such terms under the Lease. The Existing Lease, as modified by this Agreement, is hereinafter called the “Lease”. The Existing Demised Premises, together with the Second Additional Premises, is hereinafter collectively called the “Demised Premises”.
2.    Leasing of Second Additional Premises.
A.    (i)    Reference is hereby made to the portion of the Second Additional Premises which is approximately as shown on Exhibit B-1 attached hereto and made a part hereof (the “Part A SAP Portion”). The Part A SAP Portion shall be deemed to be, and hereby is, added to the premises demised under the Lease, for a term of years to commence on the Part A SAP Commencement Date (as such term is hereinafter defined), and to end on the last day of the twelfth SAP Lease Year (as such term is hereinafter defined; such last day of the twelfth SAP Lease Year being hereinafter referred to as the “SAP Expiration Date”), unless such term shall sooner terminate as in the Lease, as modified hereby, provided. The Part A SAP Portion shall be leased to Tenant pursuant to all of the terms, covenants and conditions of the Lease, except as otherwise set forth herein. The rentable square foot area of the Part A SAP Portion, for all purposes under the Lease, shall be deemed to be 12,101 rentable square feet.
(ii)    The term “Part A SAP Commencement Date” when used herein shall mean the date when Landlord makes vacant possession of the Part A SAP Portion available to Tenant with the Part A SAP Building Work (as such term is defined in Article 3B of this Agreement) substantially completed. Landlord shall use commercially reasonable efforts to keep Tenant apprised of the anticipated Part A SAP Commencement Date, as well as any possible changes to such date due to conditions relating to the performance of such work. Notwithstanding anything contained herein to the contrary, if Landlord shall fail to cause the Part A SAP Commencement Date to occur on or before the date which is one hundred fifty (150) days after the date that this Agreement is executed and delivered by Landlord and Tenant (the “Part A SAP Outside Date”), then, as Tenant’s sole and exclusive remedy therefor, Tenant shall be entitled to a rent credit in the amount of $2,055.51 per day for each day after the Part A SAP Outside Date that the Part A SAP Commencement Date shall not occur. Such rent credit shall be applied, until fully exhausted, against the fixed annual rent payable under the Lease with respect to the Part A SAP Portion, from and after the Part A SAP Rent Commencement Date. Notwithstanding the foregoing, the Part A SAP Outside Date shall be extended by one day for each day that the completion of the Part A SAP Building Work is delayed due to Force Majeure, or due to any act or omission (where there is a duty to act) of Tenant, its agents, employees or contractors.

(iii)    The Part A SAP Building Work shall be considered to be sub-stantially completed if only minor insubstantial details of construction and mechanical adjustments (i.e., punch list items) remain to be completed, as determined and identified upon a joint inspection of the Part A SAP Portion by representatives of Landlord and Tenant within five (5) Business Days prior to the Part A SAP Commencement Date, provided the Part A SAP Portion is accessible, reasonably usable for the purpose of performing Tenant’s SAP Initial Installation (as such term is defined in Article 3C of this Agreement), and in a condition that is suitable for the issuance of any governmental permit or approval that is required in connection with such work. Landlord shall nevertheless seek to complete such punch list items with reasonable diligence, but in any event within a period of thirty (30) days after the Part A SAP Commencement Date (or, with respect to any such punch list items discovered by Tenant during the course of Tenant’s SAP Initial Installation, within thirty (30) days after Landlord’s receipt of notice thereof from Tenant, provided such punch list items so discovered by Tenant shall have no effect whatsoever on the Part A SAP Commencement Date hereunder).

(iv)    Landlord shall, in accordance with the foregoing, fix the Part A SAP Commencement Date and notify Tenant of the date so fixed. When the Part A SAP Commencement Date has so been determined, the parties hereto shall, within thirty (30) days thereafter, at Landlord’s request, execute a written agreement confirming such date as the Part A SAP Commencement Date. Any failure of the parties to execute such written agreement shall not affect the validity of the Lease or the Part A SAP Commence-ment Date as fixed and determined by Landlord, as aforesaid.

(v)    Tenant by entering into occupancy of the Part A SAP Portion shall be presumptively deemed to have agreed that Landlord up to the time of such occupancy had performed all of its obligations under the Lease with respect to such space, and that the Part A SAP Portion was in satisfactory condition as of the date of such occupancy, unless within twenty (20) days after such date Tenant shall give written notice (hereinafter called the “Part A Punch List Notice”) to Landlord specifying the respects in which the same were not in satisfactory condition, in which event the Part A SAP Portion shall be conclusively deemed to be in satisfactory condition except for the items set forth in the Part A SAP Punch List Notice and any latent defects which are not readily discoverable upon a reasonable inspection of the Part A SAP Portion, which latent defects shall be promptly corrected by Landlord, at its sole cost and expense, provided Tenant notifies Landlord within sixty (60) days after Tenant discovers same. The giving of the Part A SAP Punch List Notice shall have no effect whatsoever upon the Part A SAP Commencement Date.

B.     (i)    Reference is hereby made to the portion of the Second Additional Premises which is approximately as shown on Exhibit B-2 attached hereto and made a part hereof (the “Part B SAP Portion”). The Part B SAP Portion shall be deemed to be, and hereby is, added to the premises demised under the Lease, for a term of years to commence on the Part B SAP Commencement Date (as such term is hereinafter defined), and to end on the SAP Expiration Date, unless such term shall sooner terminate as in the Lease provided. The Part B SAP Portion shall be leased to Tenant pursuant to all of the terms, covenants and conditions of the Lease, except as otherwise set forth herein. The rentable square foot area of the Part B SAP Portion, for all purposes under the Lease, shall be deemed to be 13,188 rentable square feet.
(ii)    The term “Part B SAP Commencement Date” when used herein shall mean the date which shall be the later to occur of (a) July 1, 2016 and (b) the date Landlord makes vacant possession of the Part B SAP Portion available to Tenant with the Part B SAP Building Work (as such term is defined in Article 3B of this Agreement) substantially completed; provided, however, that in no event shall the Part B SAP Commencement Date occur later than September 1, 2016. Landlord shall use commercially reasonable efforts to keep Tenant apprised of the anticipated Part B SAP Commencement Date, as well as any possible changes to such date due to conditions relating to the performance of such work. Notwithstanding anything contained herein to the contrary, if Landlord shall fail to cause the Part B SAP Commencement Date to occur on or before September 1, 2016 (the “Part B SAP First Outside Date”), then, as Tenant’s sole and exclusive remedy therefor, Tenant shall be entitled to a rent credit in the amount of $2,240.15 per day for each day after the Part B SAP First Outside Date that the Part B SAP Commencement Date shall not occur; provided, however, that if Landlord shall fail to cause the Part B SAP Commencement Date to occur on or before November 1, 2016 (the “Part B SAP Second Outside Date”), then the amount of such rent credit shall be increased to $4,480.31 per day for each day after the Part B SAP Second Outside Date that the Part B SAP Commencement Date shall not occur. Such rent credit shall be applied, until fully exhausted, against the fixed annual rent payable under the Lease with respect to the Part B SAP Portion, from and after the Part B SAP Rent Commencement Date. Notwithstanding the foregoing, the Part B SAP First Outside Date and the Part B SAP Second Outside Date shall each be extended by one day for each day that the completion of the Part B SAP Building Work is delayed due to Force Majeure, or due to any act or omission (where there is a duty to act) of Tenant, its agents, employees or contractors.

(iii)    The Part B SAP Building Work (together with the Part A SAP Building Work, collectively, the “SAP Building Work”) shall be considered to be sub-stan-tially completed if only minor insubstantial details of construction and mechanical adjustments (i.e., punch list items) remain to be completed, as determined and identified upon a joint inspection of the Part B SAP Portion by representatives of Landlord and Tenant within five (5) Business Days prior to the Part B SAP Commencement Date, provided the Part B SAP Portion is accessible, reasonably usable for the purpose of performing Tenant’s SAP Initial Installation, and in a condition that is suitable for the issuance of any governmental permit or approval that is required in connection with such work. Landlord shall nevertheless seek to complete such punch list items with reasonable diligence, but in any event within a period of thirty (30) days after the Part B SAP Commencement Date (or, with respect to any such punch list items discovered by Tenant during the course of Tenant’s SAP Initial Installation, within thirty (30) days after Landlord’s receipt of notice thereof from

Tenant, provided such punch list items so discovered by Tenant shall have no effect whatsoever on the Part B SAP Commencement Date hereunder).

(iv)    Landlord shall, in accordance with the foregoing, fix the Part B SAP Commencement Date and notify Tenant of the date so fixed. When the Part B SAP Commencement Date has so been determined, the parties hereto shall, within thirty (30) days thereafter, at Landlord’s request, execute a written agreement confirming such date as the Part B SAP Commencement Date. Any failure of the parties to execute such written agreement shall not affect the validity of the Lease or the Part B SAP Commence-ment Date as fixed and determined by Landlord, as aforesaid.

(v)    Tenant by entering into occupancy of the Part B SAP Portion shall be presumptively deemed to have agreed that Landlord up to the time of such occupancy had performed all of its obligations under the Lease with respect to such space, and that the Part B SAP Portion was in satisfactory condition as of the date of such occupancy, unless within twenty (20) days after such date Tenant shall give written notice (hereinafter called the “Part B SAP Punch List Notice”) to Landlord specifying the respects in which the same were not in satisfactory condition, in which event the Part B SAP Portion shall be conclusively deemed to be in satisfactory condition except for the items set forth in the Punch List Notice for which Landlord is responsible under the Lease and any latent defects which are not readily discoverable upon a reasonable inspection of the Part B SAP Portion, which latent defects shall be promptly corrected by Landlord, at its sole cost and expense, provided Tenant notifies Landlord within sixty (60) days after Tenant discovers same. The giving of the Punch List Notice shall have no effect whatsoever upon the Part B SAP Commencement Date.

C.    The term “SAP Lease Year” when used in this Lease shall mean the twelve (12) months commencing on the Part B SAP Rent Commencement Date, as such term is defined in subparagraph D(ii) of this Article (or if the Part B SAP Rent Commencement Date is not the first day of a month, the first day of the month following the month in which occurs the Part B SAP Rent Commencement Date), and each subsequent period of twelve (12) months. The first SAP Lease Year shall include the period, if any, from the Part B SAP Rent Commencement Date to the end of the month in which the Part B SAP Rent Commencement Date occurs.

D.    (i)    Tenant shall pay Landlord fixed annual rent for the Second Additional Premises at the following rates:

(a)
from the Part A SAP Rent Commencement Date (as such term is hereinafter defined) through the day immediately preceding the Part B SAP Rent Commencement Date: $750,262.00 per annum ($62,521.83 per month); and

(b)	from the Part B SAP Rent Commencement Date through the last day of the fifth SAP Lease Year: $1,567,918.00 per annum ($130,659.83 per month);

(c)	from the first day of the sixth SAP Lease Year through the last day of the tenth SAP Lease Year: $1,694,363.00 per annum ($141,196.92 per month); and

(d)	from the first day of the eleventh SAP Lease Year through the SAP Expiration Date: $1,820,808.00 per annum ($151,734.00 per month.

(ii)    The term “Part A SAP Rent Commencement Date” when used herein shall mean the date which is ten (10) months after the Part A SAP Commencement Date; and the term “Part B

SAP Rent Commencement Date” when used herein shall be the date which is ten (10) months after the Part B SAP Commencement Date.

E.    Tenant shall pay Landlord operating expense escalation additional rent for the Second Additional Premises, in accordance with the provisions of Article 2C of the Original Lease, except that the term “Base Year” shall mean the calendar year 2016, the first comparative year shall mean the calendar year 2017, and the term “The Percentage” shall mean (i) .46 percent (.46%) from the Part A SAP Commencement Date through the day immediately preceding the Part B SAP Commencement Date, for the Part A SAP Portion only, and (ii) .96 percent (.96%) from and after the Part B SAP Commencement Date, for the Part A SAP Portion and the Part B SAP Portion, collectively.

F.    (i)    Tenant shall pay Landlord real estate tax escalation additional rent for the Second Additional Premises, in accordance with the provisions of Article 2D of the Original Lease, except that, subject to the provisions of subparagraph F(ii) below, “base year taxes” shall mean the average of the real estate taxes payable with respect to the Building Project for the tax year commencing July 1, 2015 and ending June 30, 2016 and the tax year commencing July 1, 2016 and ending June 30, 2017, determined by applying the applicable tax rate to each of the two (2) tax years included in the base tax year assessment and taking the average of such two (2) numbers; the term “base tax year” shall mean the calendar year 2016; the term “base tax year assessment” shall mean the taxable assessed value (without regard or giving effect to any abatement, exemption or credit) of the Building, other improvements related thereto and the land on which the Building Project is located, for each of the tax year commencing July 1, 2015 and ending June 30, 2016 and the tax year commencing July 1, 2016 and ending June 30, 2017; the first “comparative year” shall mean each calendar year commencing on or after January 1, 2017, in which occurs any part of the term of the Lease; the term “comparative year assessment” shall mean the taxable assessed value (without regard or giving effect to any abatement, exemption or credit) of the Building Project for the relevant comparative year for which additional rent under said Article 2D, as modified hereby with respect to the Second Additional Premises, is being calculated (i.e., the taxable assessed value of the Building Project for each of the two (2) tax years included in such comparative year); and the term “The Percentage” shall mean (a) .43 percent (.43%) from the Part A SAP Commencement Date through the day immediately preceding the Part B SAP Commencement Date, for the Part A SAP Portion only, and (b) .90 percent (.90%) from and after the Part B SAP Commencement Date, for the Part A SAP Portion and the Part B SAP Portion, collectively.
(ii)    Notwithstanding anything contained herein to the contrary, if Landlord shall fail to cause both the Part A SAP Commencement Date and the Part B SAP Commencement Date to occur on or before December 31, 2016 (the “Base Tax Year Outside Date”), then the following terms shall have the following meanings herein: “base year taxes” shall mean the average of the real estate taxes payable with respect to the Building Project for the tax year commencing July 1, 2016 and ending June 30, 2017 and the tax year commencing July 1, 2017 and ending June 30, 2018, determined by applying the applicable tax rate to each of the two (2) tax years included in the base tax year assessment and taking the average of such two (2) numbers; the term “base tax year” shall mean the calendar year 2017; the term “base tax year assessment” shall mean the taxable assessed value (without regard or giving effect to any abatement, exemption or credit) of the Building, other improvements related thereto and the land on which the Building Project is located, for each of the tax year commencing July 1, 2016 and ending June 30, 2017 and the tax year commencing July 1, 2017 and ending June 30, 2018; the first “comparative year” shall mean each calendar year commencing on or after January 1, 2018, in which occurs any part of the term of the Lease; the term “comparative year assessment” shall mean the taxable assessed value (without regard or giving effect to any abatement, exemption or credit) of the Building Project for the relevant comparative year for which additional rent under said Article 2D, as modified hereby, is being calculated (i.e., the taxable assessed value of the Building Project for each of the two (2) tax years included in such comparative year).

Notwithstanding the foregoing, the Base Tax Year Outside Date shall be extended by one day for each day that the Part A SAP Commencement Date and/or the Part B SAP Commencement Date is delayed due to Force Majeure, or due to any act or omission (where there is a duty to act) of Tenant, its agents, employees or contractors.
G.    Landlord shall redistribute electricity to Tenant for the Second Additional Premises, initially on a “submetering” basis, in accordance with the provisions of Article 3B of the Original Lease, except that: (i) Landlord, as part of the SAP Building Work, shall provide and install a submeter (or submeters) and such other wiring and equipment as is necessary to furnish electricity to Tenant in the Second Additional Premises on a submetering basis; (ii) Tenant, as part of Tenant’s SAP Initial Installation, shall effect all work necessary to connect Tenant’s local electrical distribution in the Second Additional Premises to such submeter (or submeters, as the case may be); and (iii) Tenant shall pay Landlord a charge of (x) $1.00 per rentable square foot of the Part A SAP Portion per annum (as additional rent under the Lease) for the period from the Part A SAP Commencement Date until the date that Tenant completes such connection work and the submeter (or submeters) are properly operating to measure Tenant’s electricity consumption in the Part A SAP Portion, and (y) $1.00 per rentable square foot of the Part B SAP Portion per annum (as additional rent under the Lease) for the period from the Part B SAP Commencement Date until the date that Tenant completes such connection work and the submeter (or submeters) are properly operating to measure Tenant’s electricity consumption in the Part B SAP Portion (except that such charge for the Part A SAP Portion or the Part B SAP Portion, as applicable, shall be increased to $3.50 per rentable square foot per annum in the event Tenant commences to occupy such portion of the Second Additional Premises for the conduct of its business prior to the date that Tenant completes such connection work and the submeter (or submeters) are properly operating).

3.    Condition of Second Additional Premises; SAP Building Work; Tenant’s SAP Initial Installation.

A.    Tenant expressly acknowledges that it has inspected the Second Additional Premises and is fully familiar with the physical condition thereof which is reasonably discoverable in the course of a visible inspection of such space. Tenant agrees to accept the Second Additional Premises in their “as is” condition, except to the extent otherwise prescribed in paragraphs B and C of this Article (and subject to Landlord’s obligation to complete punch list items and correct any latent defects as described in Articles 2A(iii), 2A(v), 2B(iii) and 2B(v) above). Tenant acknowledges that Landlord shall have no obligation to do any work in and to the Second Additional Premises in order to make them suitable and ready for occupancy and use by Tenant, except such “SAP Building Work” as may specifically be set forth in paragraph B of this Article and such “SAP ADA Bathroom Work” as may be specifically set forth in paragraph I of this Article.

B.    Landlord, at its sole cost and expense, shall complete the following work in and to the Second Additional Premises (the portion of such work being performed in the Part A SAP Portion being referred to herein as the “Part A SAP Building Work”, and the portion of such work being performed in the Part B SAP Portion being referred to herein as the “Part B SAP Building Work”, and all such work being referred to herein, collectively, as the “SAP Building Work”) in order to make them ready for Tenant’s occupancy and use:
(i)     demolish and demise the Second Additional Premises and deliver it in broom-clean condition and provide a reasonable number of original ACP-5 forms for such work, as requested by Tenant (with Landlord to direct reusable materials to appropriate sites and conform to U.S. Green Building Council LEED-C1 Construction Waste Management, including diversion of 75% from landfill submittal requirements);

(ii)     provide Building standard connection point(s) at the Building’s Data Gathering Panel, so that Tenant’s speaker, strobe lights and smoke detectors may be tied into the Building’s Class E system;
(iii)     scrape and flash patch the floors where necessary, with any holes or troughs to be filled in to be reasonably level with existing concrete around the hole or trough;
(iv)     provide existing electrical closet stripped with main feeds in place, excluding panels for temporary lighting, base Building and/or other systems currently in use; and within one (1) month of execution and delivery of this Agreement, Landlord shall provide Tenant with a report or diagram identifying the locations of all power sources in the Second Additional Premises, including voltage amounts and electrical panels;
(i)provide a sprinkler rig connection point for Tenant to tap into the Building’s sprinkler infrastructure (and where required by code, install a temporary sprinkler loop at code compliant height);
(ii)deliver Building standard radiators currently servicing the Second Additional Premises in good working order, with any missing or broken valves and themostats to be replaced;

(iii)install fireproofing for all structural steelwork and stopping in all locations as are required by the applicable building code, and provide a completed TR1 form;

(iv)provide new, unpainted Building standard convector covers;
(v)finish and skim coat ceilings in a manner consistent with the quality of the initial delivery condition of the 21st floor portion of the Existing Demised Premises;
(vi)install plumb (square) furred sheetrock to reasonable industry standard tolerances and finish the corridor and perimeter walls and columns; such sheetrock to be taped and spackled, and metal corner beads to be provided at all external corners;
(vii)renovate the common area restrooms serving the Second Additional Premises utilizing Building standard materials and finishes (it being acknowledged and agreed (a) that such work has already been completed to the satisfaction of Tenant, with Landlord hereby representing and warranting that, as of the date hereof, and as of each of the Part A SAP Commencement Date and the Part B SAP Commencement Date, all such common area restrooms are (or shall be, as applicable) in compliance with New York City Building Code; (b) that such common area restrooms were previously renovated in 2010; and (c) that the provisions of Article 27 of the Original Lease shall apply to such common area restrooms and the Second Additional Premises);
(viii)install electrical submeters as provided in Article 2G above;
(ix)provide all core doors, code compliant with operating hardware at all points of egress or fire stairs;
(x)provide code compliant call buttons and lanterns to elevators; and
(xi)provide all exterior windows in good operating condition and repair, with all exterior windows to be wind and watertight, any cracked, broken or missing window panes to be replaced, damaged or missing gaskets to be replaced and any broken or missing window hardware to be replaced.
Additionally, Landlord agrees that, by or before the Part A SAP Commencement Date or the Part B SAP Commencement Date, as applicable, at its sole cost and expense and using qualified personnel in accordance with industry standards and applicable laws, it shall (a) remove all asbestos from the Second Additional Premises (except for such trace amounts as are within acceptable limits under any applicable laws, rules or regulations) and, upon completion of such work, deliver the ACP-5 Forms described above; and (b) remove, encapsulate, abate or otherwise remediate any other Hazardous Substances (as such term is defined in Article 43 of the Original Lease) as permitted under any applicable laws, rules or regulations.
C.     (i)    Tenant, at its expense (except as provided in subparagraph (iii) below), shall perform all other work (“Tenant’s SAP Initial Installation”) in and to the Second Additional Premises as is necessary for Tenant to conduct its business therein, and in order to make such space suitable and ready for Tenant’s initial occupancy and use. Tenant shall perform Tenant’s SAP Initial Installation Work in a prompt and expeditious manner following the Part A SAP Commencement Date or the Part B SAP Commencement Date, as applicable, in accordance with the applicable provisions of Article 8 of the Original Lease (but subject to Article 8C(ix) with respect to any conflict between this Article and said Article 8), this Article and all other applicable provisions of the Lease, and in compliance with all applicable laws, rules and regulations. However, notwithstanding anything contained in the Lease to the contrary, in no event shall Tenant be required to cause its contractors for Tenant’s SAP Initial Installation to provide payment or performance bonds.

(ii)    As soon as practicable after the execution and delivery of this Agreement by Tenant, Tenant shall submit to Landlord for Landlord’s approval (which approval shall not be unreasonably withheld, conditioned or delayed with respect to nonstructural interior alterations which do not adversely affect the proper functioning of utility services, plumbing and electrical lines or other systems of the Building), a full set of architectural and engineering plans and specifications (including architectural plans and specifications comprised of partition plans, reflected ceiling plans, as well as air conditioning, heating and all other mechanical drawings and electric plans) in form suitable for filing with the appropriate agencies of the City of New York to obtain such alteration or building permit to perform Tenant’s SAP Initial Installation. If Landlord objects to any aspect of Tenant’s plans and specifications (in accordance with the foregoing requirements and standards), such objection(s) shall be specifically identified, together with the appropriate modifications to correct or eliminate the objections specified by Landlord, within ten (10) Business Days after Landlord’s receipt of the initial submission of such plans and specifications by Tenant (or within seven (7) Business Days after Landlord’s receipt of any resubmission by Tenant, as the case may be), and Tenant shall resub-mit the modified plans and specifications to the Landlord within ten (10) days after they are returned to Tenant. The terms and provisions set forth in this paragraph governing the approval and disapproval of plans and specifications shall apply equally to approving and disapproving revised plans and specifications and all change orders. If Landlord fails to respond to any such request for approval within such ten (10) Business Day period with respect to the initial submission of such plans and specifications (or within such seven (7) Business Day period with respect to any resubmission of such plans and specifications, as the case may be), Tenant may send Landlord a second request for approval of such plans and specifications. If Landlord fails to respond to such second request for approval within five (5) Business Days after its receipt of same, then Landlord shall be deemed to have approved such plans and specifications (provided such second request specifies in bold face type and capital letters that Landlord shall be deemed to have approved such plans and specifications if it fails to respond to such second request within such five (5) Business Day period). No work may be performed without Landlord’s prior approval (or deemed approval, as the case may be) of the plans and specifications and all contractors and sub-contractors engaged to perform Tenant’s SAP Initial Installation Work. No such work shall be commenced without the appropriate permits and approvals therefor having been issued by the City of New York Department of Buildings and any other governmental agency having jurisdiction thereof. Approval by Landlord of any plans or specifications shall not be deemed to constitute a warranty or representation that such plans or specifications shall conform to applicable laws and regulations or shall be approved by the Department of Buildings or any other governmental agency. Notwithstanding anything contained herein to the contrary, it is understood and agreed that the review and approval of Tenant’s plans and specifications for Tenant’s SAP Initial Installation shall be governed by the provisions of this subparagraph (ii) and not by the provisions of Article 8 of the Original Lease. Landlord shall reasonably cooperate with Tenant (at no cost or liability to Landlord) in connection any required filings for Tenant’s SAP Initial Installation, including, without limitation, (i) by signing any required application to the New York City Department of Buildings, the New York City Landmarks Preservation Commission and/or the Fire Department of the City of New York, in a timely manner, including, at Tenant’s request, signing any such application(s) prior to Landlord’s review of Tenant’s plans and specifications for such work (it being understood and agreed, however, that in no event shall Tenant commence any such work unless and until Landlord has approved such plans and specifications, and Tenant has amended any such application(s), if necessary, to reflect such approved plans and specifications), and (ii) by working with Tenant to seek to expedite the processing and approval of any such application.

(iii)    Landlord shall provide Tenant an allowance of up to $1,517,340.00 (as same may be increased pursuant to the provisions of subparagraph D(ii) of this Article) to defray the cost of construction of Tenant’s SAP Initial Installation. Such sum (“Landlord’s SAP Contribution”) shall be payable (as hereinafter provided) within thirty (30) days after Landlord’s receipt of requisitions therefor, accompanied by (a) the certification of Tenant’s architect that the work described on such requisition has been completed in good and workmanlike fashion, substantially in accordance with the plans and specifications theretofore approved by Landlord, (b) a list specifying in reasonable detail the work performed for which such requisition is being submitted and the portion of the amount of such requisition allocated to each such item of work and (c) partial conditional waivers of mechanics liens for all work for which such installment of Landlord’s SAP Contribution has been requisitioned, and partial unconditional waivers of mechanics liens for all work for which payments were made by Landlord with respect to previous requisitions, from each contractor, sub-contractor, vendor and supplier of labor and material for whom and to the extent such installment of Landlord’s SAP Contribution is being requisitioned. Each such installment of Landlord’s SAP Contribution shall be subject to a retainage amount equal to ten (10%) percent (as reflected in the formula for payment set forth below) and the amount of such retainage shall be paid to Tenant upon final completion of Tenant’s SAP Initial Installation and delivery to Landlord of documents referred to in (a) through (c) of this subparagraph (iii) (including valid waivers of lien from each such contractor, sub-contractor, vendor and supplier of labor and material, representing that all payments due to each of them have been made and no additional sums will be due and owing in connection with work theretofore contracted), such certificates of occupancy or use, permits and sign-offs from governmental agencies as may be required in connection with Tenant’s SAP Initial Installation, and the final “as built” record drawings described in subparagraph (v) below, loaded onto a CADD system and delivered in a format that is compatible for use on Landlord’s computer systems. Notwithstanding anything contained herein to the contrary, payments on account of Landlord’s SAP Contribution shall not be payable more frequently than monthly. Each such installment of Landlord’s SAP Contribution (other than payment of the retainage amount after final completion of Tenant’s SAP Initial Installation) shall be equal to (1) the total amount of Landlord’s SAP Contribution requisitioned by Tenant as of the date of the most recent requisition (including the amount of the most recent requisition), less (2) the total amount of Landlord’s SAP Contribution paid to Tenant as of the date the most recent requisition, less (3) the total retainage held by Landlord as of the date of the most recent requisition, less (4) an amount equal to ten percent (10%) of the difference between the foregoing (1), (2) and (3). To illustrate such calculation, and assuming, for example, that the total of all requisitions submitted by Tenant (including the most recent requisition) is $100,000, of which $50,000 has been paid to Tenant, $5,000 has been retained by Landlord and $45,000 is the unpaid amount of the most recent requisition, then the amount of such installment should be $40,500, calculated as follows: (1) $100,000, less (2) $50,000, less (3) $5,000, less (4) $4,500 (i.e., 10% of $45,000), equals $40,500. Notwithstanding anything contained herein to the contrary, no portion of Landlord’s SAP Contribution shall be applied by Tenant against expenses for furniture, office equipment or other personal property, and not more than fifteen percent (15%) of Landlord’s SAP Contribution (i.e.,

$227,601.00) may be applied by Tenant for architectural and engineering fees or other “soft costs” relating to Tenant’s SAP Initial Installation.

(iv)     Notwithstanding anything contained in the Lease to the contrary, Tenant shall maintain, at Tenant’s expense, in addition to any other insurance required pursuant to the Lease with respect to alterations, a Builders “All Risk” insurance policy (Broad Form) covering the full replacement cost of Tenant’s SAP Initial Installation and the materials and supplies delivered and stored in the Second Additional Premises for the purpose of being incorporated in such work.

(v)     Notwithstanding anything herein set forth to the contrary, prior to the disbursement of the ten percent (10%) retainage amount of Landlord’s SAP Contribution in accordance with subparagraph (iii) above (and as a condition precedent to such disbursement), Tenant shall deliver to the Landlord final record drawings of the Tenant SAP Initial Installation, including, as may be pertinent to the work performed, a reflected ceiling plan, mechanical and electrical drawings, partition plan and any other drawings which may be required to indicate accurately the layout and systems of the Second Additional Premises. Tenant shall require its architect to load and maintain such record plans on a CADD system and to deliver diskettes or other medium suitable for Landlord’s needs and compatible, if feasible, with Landlord’s computer applications, so as to enable Landlord to use such CADD-saved plans.

(vi)    Tenant shall move into the Second Additional Premises after substantial completion of the Tenant’s SAP Initial Installation. Landlord shall, at the request of Tenant, schedule one of the Building’s freight elevators (or a passenger elevator converted for use as a freight elevator) for Tenant’s move into the Second Additional Premises, after 6:00 p.m. and before 7:00 a.m. on business days, or at any time on weekends. Such use shall be subject to a prior reservation by some other tenant and or the need by Landlord for the use of such elevator for other operating or construction purposes. Notwithstanding anything contained herein to the contrary, in connection with Tenant’s SAP Initial Installation and initial move-in to the Second Additional Premises, it is agreed that Tenant shall not be required to pay for the first one hundred twenty (120) hours of such freight elevator use on an after-hours basis.
(vii)    Tenant agrees that, as part of Tenant’s SAP Initial Installation, Tenant shall effect all work necessary to tie all HVAC controls for systems servicing the Second Additional Premises into the Building’s existing Direct Digital Control system.
(viii)    In connection with its performance of Tenant’s SAP Initial Installation, Tenant shall, at no cost to Tenant, work with Landlord’s project manager, Jones Lang LaSalle (“JLL”), in order to coordinate the performance of the SAP Building Work with Tenant’s SAP Initial Installation.
D.    (i)    It is acknowledged and agreed that Tenant, at its expense (except as hereinabove provided) and as part of Tenant’s SAP Initial Installation, shall provide, and shall effect all work (the “Tenant’s SAP A/C Work”) necessary to install, new chilled water cooled air-conditioning units for the Second Additional Premises (the “SAP A/C Units”), with a total cooling capacity of sixty (60) tons, each of which units shall be of equal or better quality to the current Building standard air-conditioning unit, the York Floor Mounted Model Solution XTI. Tenant’s SAP A/C Work shall include, without limitation, (a) the connection of the SAP A/C Units to the Building’s chilled water circulating system, and (b) all work necessary to install all associated duct work, fans, diffusers and other equipment necessary to distribute air-conditioning service throughout the Second Additional Premises from the SAP A/C Units.

(ii)    If and so long as Tenant is not in default under this Lease beyond any grace period, the amount of Landlord’s SAP Contribution, as set forth in subparagraph C(iii) of this Article, shall be increased by an amount equal to the lesser of (a) $252,890.00, or (b) the actual out-of-pocket cost to

Tenant of Tenant’s SAP A/C Work. Tenant agrees that, promptly after the completion of Tenant’s SAP A/C Work, Tenant shall provide Landlord with evidence and/or other reasonably satisfactory proof of the actual out-of-pocket cost to Tenant of Tenant’s SAP A/C Work.

(iii)    Article 29D(i) of the Lease shall be deemed to be, and hereby is, modified, so that the Required Cooling Capacity of chilled water shall mean up to two hundred thirty (230) tons per annum of chilled water (consisting of up to 90 tons on the 20th Floor, up to 80 tons on the 21st Floor, and up to sixty (60) tons in the Second Additional Premises).

(iv)    Article 29E of the Lease shall apply to the Second Additional Premises, except that Landlord shall provide up to ten (10) tons per annum of chilled water to Tenant for any Supplemental A/C Unit installed by Tenant in or for such space (at the rate set forth in said Article 29E).

E.    Reference is hereby made to the Environmental Design Guidelines set forth in Exhibit F to the Original Lease. Notwithstanding anything contained in this Lease to the contrary, Tenant shall (i) submit its plans and specifications for Tenant’s SAP Initial Installation to JLL concurrently with Tenant’s submission of such plans and specifications to Landlord, and (ii) incorporate into such plans and specifications as part of Tenant’s SAP Initial Installation the items set forth in such Environmental Design Guidelines as are reasonably recommended by JLL to Tenant (the “Recommended Sustainability Measures”); provided, however, that JLL shall demonstrate, to the reasonable satisfaction of Tenant that, where appropriate, such Recommended Sustainability Measures will result in the payback to, or the recouping by, Tenant of the cost thereof over a period of not more than five (5) years.

F.    Tenant acknowledges and agrees that it shall be responsible, at its sole cost and expense, for any work outside the scope of the SAP Building Work and Tenant’s SAP Initial Installation, including, without limitation, installing and connecting telephone and data lines, providing furniture, and installing and connecting any audio-visual equipment.

G.     Except as otherwise specifically provided herein, the installation or connection to the Building systems of each item of Tenant’s property and systems shall be performed at Tenant’s expense (subject to Landlord’s SAP Contribution).

H.    It is acknowledged that the current certificate of occupancy issued for the Building permits a population density of up to 160 people in the Second Additional Premises, and that, in connection with Tenant’s SAP Initial Installation, Tenant desires to amend such certificate of occupancy to permit a population density of up to 220 people in such space. Landlord agrees that, subject to its prior written consent, which shall not be unreasonably withheld, conditioned or delayed, Tenant shall have the right, at its sole cost and expense, to seek to obtain such amendment to the existing certificate of occupancy, provided that (i) Tenant shall retain Landlord’s expediter and code consultant for the Building (currently Rizzo Group) in connection with any required filings associated therewith, (ii) in no event may Tenant seek a public assembly permit in connection with such amendment to the existing certificate of occupancy, and (iii) such amendment to the existing certificate of occupancy shall have no adverse impact on the Landlord’s current or planned use and/or operation of the Building. Landlord agrees to reasonably cooperate with Tenant in connection with the issuance of any such amendment to the existing certificate of occupancy (at no liability or cost to Landlord), including, without limitation, by signing (in its capacity as owner of the Building) any required applications. Tenant agrees that Tenant shall be solely responsible for (x) performing any and all work or installations in or to the Second Additional Premises which are required in connection with the issuance or the request for the issuance of any such amendment to the existing certificate of occupancy, and (y) the cost of any and all work or installations in or to the Building (outside the Demised Premises) which are required in connection therewith (i.e., the issuance or the request of the issuance of such amendment), which sums shall be deemed additional rent under this Lease and due upon demand (and which work shall be performed by Landlord), and any such work for which Tenant is responsible hereunder shall be performed in compliance with the provisions of this Article as part of Tenant’s SAP Initial Installation. Tenant shall indemnify, defend and hold Landlord harmless from and against any liability, damage, claim, cost or expense (including, without limitation, reasonable attorneys’ fees and disbursements) arising out of or in any way caused by or relating to such amendment to the existing certificate of occupancy. The failure by Tenant to obtain such amendment to the existing certificate of occupancy shall have no effect whatsoever on the Lease, which shall remain in full force and effect in accordance with its terms.

I.    In addition to the SAP Building Work, Landlord agrees that it shall effect any and all work which is necessary to construct ADA compliant restrooms in the Second Additional Premises, in the location shown on the space diagram attached hereto and made apart hereof as Exhibit D (the “SAP ADA Restroom Work”). Landlord agrees that it will perform the SAP ADA Restroom work at its sole cost and expense, in a good and workmanlike manner, using Building standard fixtures, materials and finishes, and in compliance with all applicable laws, rules and regulations. Landlord shall perform the SAP ADA Restroom Work in a prompt and expeditious manner following the execution and delivery of this Agreement by Landlord and Tenant, but in no event shall the completion of such work be a condition to the occurrence of the SAP Commencement Date.

4.    Extension of Term of Existing Demised Premises.

A.    The term of the Lease with respect to the Existing Demised Premises shall be deemed to be, and hereby is, extended through the last day of the twelfth SAP Lease Year. The period from the October 1, 2024 through such last day of the twelfth SAP Lease Year is hereinafter called the “EDP Extension Period”. During the EDP Extension Period, the Existing Demised Premises shall be leased to Tenant pursuant to all of the terms, covenants and conditions of the Lease, except as otherwise set forth herein. During the EDP Extension Period, the rentable square foot area of the Existing Demised Premises shall be deemed to be 83,648 rentable square feet.

B.    During the EDP Extension Period, Tenant shall initially pay Landlord fixed annual rent for the Existing Demised Premises at the EDP Rate (as such term is hereinafter defined). The term “EDP Rate” when used herein shall mean the product of (i) 83,648, multiplied by (ii) the sum of (a) $67.00, plus (b) an amount equal to a fraction, the numerator of which is the total operating expense escalation additional rent payable under the Lease (as set forth in Article 2E of this Agreement) with respect to the Second Additional Premises for the 2024 calendar comparative year, and the denominator of which is 25,289, plus (c) an amount equal to a fraction, the numerator of which is the total real estate tax escalation additional rent payable under the Lease (as set forth in Article 2F of this Agreement) with respect to the Second Additional Premises for the comparative year commencing July 1, 2024 and ending June 30, 2025, and the denominator of which is 25,289. Effective as of the first day of the eleventh SAP Lease Year, the EDP Rate shall be increased by $5.00 per rentable square foot included in the Existing Demised Premises (i.e., by $418,240.00).

C.    Tenant shall pay Landlord operating expense escalation additional rent for the Existing Demised Premises during the EDP Extension Period, in accordance with the provisions of Article 2C of the Original Lease, except that the term “Base Year” shall mean the calendar year 2024, the first comparative year shall mean the calendar year 2025, and the term “The Percentage” shall mean 3.15 percent (3.15%).

D.    Tenant shall pay Landlord real estate tax escalation additional rent for the Existing Demised Premises during the EDP Extension Period, except that the term “base year taxes” shall mean the average of the real estate taxes payable with respect to the Building Project for the tax year commencing July 1, 2023 and ending June 30, 2024 and the tax year commencing July 1, 2024 and ending June 30, 2025, determined by applying the applicable tax rate to each of the two (2) tax years included in the base tax year assessment and taking the average of such two (2) numbers; the term “base tax year” shall mean the calendar year 2024; the term “base tax year assessment” shall mean the taxable assessed value (without regard or giving effect to any abatement, exemption or credit) of the Building, other improvements related thereto and the land on which the Building Project is located, for each of the tax year commencing July 1, 2023 and ending June 30, 2024 and the tax year commencing July 1, 2024 and ending June 30, 2025; the first “comparative year” shall mean each tax year commencing on or after July 1, 2024 (or such other 12-month period commencing on or after July 1, 2024 adopted by the City of New York as its fiscal tax year); and the term “The Percentage” shall mean 2.99 percent (2.99%).

E.    During the EDP Extension Period, Landlord shall continue to redistribute electricity to Tenant for the Exiting Demised Premises on a “submetering” basis, in accordance with the provisions of Article 3B of the Original Lease.

5.    Security Deposit.

A.    It is acknowledged that Landlord is currently holding the sum of $1,829,357.50 as security under Article 30 of the Existing Lease, in the form of a letter of credit. It is agreed that said Article 30 shall be deemed to be, and hereby is, modified, so that the amount of the security deposit required under the Lease shall be increased by $783,959.00 to a total of $2,613,316.50. Accordingly, simultaneously with the execution of this Agreement by Tenant, Tenant shall deposit with Landlord the sum of $783,959.00 in order to so increase the amount of the security deposit held by Landlord under the Lease, which deposit shall be either in the form of a modification of the existing letter of credit or in the form of a new letter of credit (which complies with the terms of Article 30 of the Lease) for such new total amount (in which case Landlord shall simultaneously return the existing letter of credit to Tenant).

B.    Article 30G of the Lease shall be deemed to be, and hereby is, modified, as follows: (i) the reference therein to “the first day of the fifth Lease Year” shall mean October 1, 2017, and the reference therein to “$1,213,383.33” shall be changed to “$2,003,530.67”; and (ii) the reference therein to “the first day of the seventh Lease Year” shall mean October 1, 2019, and the reference therein to “$910,037.50” shall be changed to “$1,698,637.75”. Additionally, said Article 30G shall be deemed to be, and hereby is, further modified, so that, if Tenant has never defaulted under any of the monetary or other material terms of the Lease, beyond any applicable notice and/or cure period, and Tenant is not then in default under any of the monetary or other material terms of the Lease (or if Tenant is then so in default, provided Tenant cures such default prior to the expiration of the applicable notice and/or cure period), then amount of the security deposit required under the Lease shall be further reduced as follows: (i) on the first day of the sixth SAP Lease Year, the amount of the security deposit shall be reduced to $1,437,318.08; and (ii) on the first day of the seventh SAP Lease Year, the amount of the security deposit shall be reduced to $1,306,658.25.

6.    Brokerage.

A.    Tenant represents and warrants that it neither consulted nor negotiated with any broker or finder with regard to this Agreement other than Newmark & Company Real Estate, Inc., d/b/a Newmark Grubb Knight Frank (the “Broker”). Tenant shall indemnify, defend and save Landlord harmless from and against any claims for fees or commissions from anyone other than the Broker with whom Tenant has dealt in connection with this Agreement.

B.    Landlord represents and warrants that it neither consulted nor negotiated with any broker or finder with regard to this Agreement other than the Broker. Landlord shall indemnify, defend and save Tenant harmless from and against any claims for fees or commissions from anyone other than the Broker with whom Landlord has dealt in connection with this Agreement. Landlord agrees to pay any commission or fee owing to the Broker pursuant to a separate agreement.

7.    Thirty-Seventh Floor Expansion Option.

A.    Reference is hereby made to the entire thirty-seventh floor of the Building, which is approximately as shown on the space diagram which is attached hereto and made a part hereof as Exhibit C (the “Thirty-Seventh Floor Expansion Space”), and is currently occupied by a certain tenant (the “Thirty-Seventh Floor Existing Tenant”) pursuant to a certain lease with Landlord, the term of which is scheduled to expire on June 30, 2021 (the “Thirty-Seventh Floor Existing Lease”). The parties agree that, for purposes hereof, the rentable square foot area of the Thirty-Seventh Floor Expansion Space shall be deemed to be 25,346 rentable square feet (which, Landlord represents, has been determined using the same method of the measurement as was used to measure the Second Additional Premises). If Tenant desires to lease the Thirty-Seventh Floor Expansion Space, then Tenant shall notify Landlord of such fact on or before the date which shall be the first to occur of (i) June 30, 2020 and (ii) the date which is ten (10) Business Days after Landlord notifies Tenant of the early termination of the Thirty-Seventh Floor Existing Lease and the vacating of the Thirty-Seventh Floor Expansion Space by the Thirty-Seventh Floor Existing Tenant (time being of the essence). Within thirty (30) days after Landlord’s receipt of such notice from Tenant, Landlord shall notify Tenant in writing (“Landlord’s Thirty-Seventh Floor FOR Notice”) of the following: (a) Landlord’s reasonable good faith determination of the fair and reasonable annual market rental rate for the Thirty-Seventh Floor Expansion Space (the “Thirty-Seventh Floor Fair Offer Rental”), which shall constitute the maximum amount thereof that Landlord may claim as the Thirty-Seventh Floor Fair Offer Rental for such Thirty-Seventh Floor Expansion Space in any appraisal thereof (as hereinafter provided); (b) the term of the leasing of the Thirty-Seventh Floor Expansion Space (which shall be for no less than a period of ten (10) years), and the date that Landlord reasonably anticipates such term to commence, which shall be on or about November 1, 2021 (or within approximately one hundred twenty (120) days after Landlord so notifies Tenant of the early termination of the Thirty-Seventh Floor Expansion Space and the vacating of the Thirty-Seventh Floor Expansion Space by the Thirty-Seventh Floor Existing Tenant, as the case may be) (the “Anticipated Thirty-Seventh Floor ES Commencement Date”); (c) the rent commencement date for Thirty-Seventh Floor Expansion Space; (d) the condition (the “Thirty-Seventh Floor ES Delivery Condition”) in which Landlord is willing to lease the Thirty-Seventh Floor Expansion Space (Landlord hereby agreeing that the Thirty-Seventh Floor Expansion Space shall be delivered vacant and broom clean), including, without limitation, any base building work which Landlord is willing to perform and/or work allowance or contribution which Landlord is willing to make towards the cost of Tenant’s initial installation in such space; and (e) the amount of any additional security required by Landlord in connection with the leasing of the Thirty-Seventh Floor Expansion Space. If, as of the date of the giving of Tenant’s Thirty-Seventh Floor ES Acceptance Notice (as such term is hereinafter defined), Tenant is not in default under the Lease beyond any applicable notice and/or cure period, but subject to the provisions of paragraph C of this Article, Tenant shall have the -one-time option, exercisable by notice to Landlord (“Tenant’s Thirty-Seventh Floor ES Acceptance Notice”) given within ten (10) Business Days after Landlord gives Tenant Landlord’s Thirty-Seventh Floor FOR Notice (time being of the essence), to add to the premises demised under the Lease, all but not part of such Thirty-Seventh Floor Expansion Space. Tenant shall notify Landlord in Tenant’s Thirty-Seventh Floor ES Acceptance Notice whether Tenant accepts or disputes Landlord’s Thirty-Seventh Floor Fair Offer Rental, and if Tenant disputes Landlord’s Thirty-Seventh Floor Fair Offer Rental, the Thirty-Seventh Floor ES Acceptance Notice shall set forth Tenant’s good faith determination of the Thirty-Seventh Floor Fair Offer Rental for such Thirty-Seventh Floor Expansion Space, which shall constitute the minimum that Tenant can claim as the Thirty-Seventh Floor Fair Offer Rental for such Thirty-Seventh Floor Expansion Space in any arbitration thereof (“Tenant’s Thirty-Seventh Floor ES Minimum Offer Determination”). If Tenant fails to object to Landlord’s Thirty-Seventh Floor Fair Offer Rental in Tenant’s Thirty-Seventh Floor ES Acceptance Notice and to set forth therein Tenant’s Thirty-Seventh Floor ES Minimum Offer Determination, then Tenant shall be deemed to have accepted Landlord’s Thirty-Seventh Floor Fair Offer Rental for the Thirty-Seventh Floor Expansion Space and Landlord and Tenant shall promptly enter into an amendment of the Lease confirming (1) the inclusion of the Thirty-Seventh Floor Expansion Space in the premises demised under the Lease, (2) the term of the leasing of the Thirty-Seventh Floor Expansion Space, including, without limitation, the commencement date thereof and the rent commencement date with respect thereto, (3) the fixed annual rents and additional rents payable for the Thirty-Seventh Floor Expansion Space, (4) the condition in which such space is being leased, which shall be the Thirty-Seventh Floor ES Delivery Condition set forth in Landlord’s Thirty-Seventh Floor FOR Notice, and (5) that the Thirty-Seventh Floor Expansion Space shall otherwise be leased to Tenant pursuant to all of the terms, covenants and conditions of the Lease, including, without limitation, the provisions of paragraphs C and D of Article 2 of the Original Lease regarding operating expense and real estate tax escalation additional rent, respectively (except that (x) the “Base Year” for the Thirty-Seventh Floor Expansion Space shall be the calendar year during which the commencement date of the term of the leasing of the Thirty-Seventh Floor Expansion Space occurs, (y) the base tax year for the Thirty-Seventh Floor Expansion Space shall be the New York City real estate tax year during which the commencement date of the term of the leasing of the Thirty-Seventh Floor Expansion Space occurs, and (z) “The Percentage” for the Thirty-Seventh Floor Expansion Space shall be determined in the same manner “The Percentage” was determined for the Second Additional Premises), and the provisions of Article 3 of the Original Lease regarding electricity (as modified hereby with respect to the Second Additional Premises). In all other respects, the terms and conditions contained in the Lease shall remain unmodified. Any such amendment of the Lease shall be in a form reasonably acceptable to Landlord and Tenant. Any failure of the parties to execute any such amendment shall not affect Tenant’s or Landlord’s obligation with respect to the leasing of the Thirty-Seventh Floor Expansion Space on the terms elected. In the event that Tenant (a) gives Landlord Tenant’s Thirty-Seventh Floor ES Acceptance Notice within ten (10) Business Days after Landlord gives Tenant Landlord’s Thirty-Seventh Floor FOR Notice, (b) objects to the Landlord’s Thirty-Seventh Floor Fair Offer Rental in the Thirty-Seventh Floor ES Acceptance Notice, and (c) sets forth therein Tenant’s Thirty-Seventh Floor ES Minimum Offer Determination, then the Thirty-Seventh Floor ES Fair Offer Rental for such Thirty-Seventh Floor Expansion Space shall be determined by appraisal pursuant to the provisions of paragraph B of this Article (in which case the parties shall nevertheless enter into the amendment described above pursuant to the terms set forth in Landlord’s Thirty-Seventh Floor FOR Notice, except that the fixed annual rental rate for the Thirty-Seventh Floor Expansion Space shall be as determined in said appraisal and shall be added to such amendment at the time of such determination). In the event of any such appraisal, Tenant shall pay Landlord fixed annual rent based on Landlord’s Thirty-Seventh Floor Fair Offer Rental for the period, if any, from the commencement date of the term of the leasing of the Thirty-Seventh Floor Expansion Space (or the rent commencement date set forth in Landlord’s Thirty-Seventh Floor FOR Notice, if later), until such appraisal has been completed, whereupon Landlord shall promptly refund to Tenant the amount, if any, by which Landlord’s Thirty-Seventh Floor Fair Offer Rental exceeds the number determined by such appraisal. In the event that Tenant fails to give Landlord Tenant’s Thirty-Seventh Floor ES Acceptance Notice within ten (10) business days after Landlord gives Tenant Landlord’s Thirty-Seventh Floor FOR Notice, Tenant shall be deemed to have waived its rights under this Article with respect to the leasing of the Thirty-Seventh Floor Expansion Space.

B.    In the event that Tenant (1) gives Landlord Tenant’s Thirty-Seventh Floor ES Acceptance Notice within ten (10) Business Days after Landlord gives Tenant Landlord’s Thirty-Seventh Floor FOR Notice, (2) objects to Landlord’s Thirty-Seventh Floor Fair Offer Rental in Tenant’s Thirty-Seventh Floor ES Acceptance Notice and (3) sets forth therein Tenant’s Thirty-Seventh Floor ES Minimum Offer Determination, then and in such event said fair and reasonable annual market rental rent shall be determined by appraisal as follows:

(i)    Either party shall give a notice to the other, stating the name and address of an impartial person to act as appraiser hereunder, and within thirty (30) days after the receipt of such notice, the other party shall give notice to the sender of the first-mentioned notice, likewise, stating the name and address of an impartial person to act as appraiser hereunder.

(ii)    The appraisers so specified in such notices shall be licensed real estate brokers doing business in Manhattan, each having not less than fifteen (15) years’ active experience as real estate brokers specializing in the leasing of office space in said Borough.

(iii)    In making their determinations, the appraisers shall consider and follow the directions set forth in this Article.

(iv)    Before proceeding to determine the fair and reasonable annual market rental rate for the Thirty-Seventh Floor Expansion Space (the “Thirty-Seventh Floor Rate”), as aforedescribed, the appraisers so appointed shall subscribe and swear to an oath fairly and impartially to determine such Thirty-Seventh Floor Rate. If, within thirty (30) days following the appointment of the -latter of said appraisers, said two appraisers shall be unable to agree upon the said Thirty-Seventh Floor Rate, the said appraisers shall appoint, by an instrument in writing, as third appraiser, an impartial person, similarly qualified, who, within ten (10) days of such appointment, shall find as correct the Thirty-Seventh Floor Rate that was determined by either the appraiser specified by Landlord or the appraiser specified by Tenant and render a written decision fixing such Thirty-Seventh Floor Rate as the fair and reasonable annual market rental rate for the Thirty-Seventh Floor Expansion Space, which written decision shall be binding and conclusive on the parties. The third appraiser may not select any Thirty-Seventh Floor Rate other than the one specified by the appraiser appointed by Landlord or the one specified by the appraiser appointed by Tenant. The written decision of the first two appraisers so -appointed fixing such Thirty-Seventh Floor Rate, or the written finding of such third appraiser fixing such Thirty-Seventh Floor Rate, as the case may be, shall be binding and conclusive on the parties.

(v)    If, after notice of the appointment of an appraiser, the other party shall fail, within the above specified period of thirty (30) days, to appoint an appraiser, such appointment of a similarly qualified appraiser may be made, upon application with-out notice by the person who shall have been appointed an appraiser, by the then President of the Real Estate Board of New York, Inc., or such successor body hereafter constituted exercis-ing similar functions (or if there be no Real Estate Board or its successor, or if its President will not so act, then such appoint-ment shall be made by a Justice of the Supreme Court, New York County, then presiding). If the two appraisers aforesaid -shall be unable to agree, within thirty (30) days following the appointment of the latter of said appraisers, upon such Thirty-Seventh Floor Rate and shall fail to appoint in writing a third appraiser within fifteen (15) days thereafter, the necessary appraiser shall be appointed by said President (or by said Justice). If any appraiser appointed as aforesaid by either of the parties, by said President, by said Justice, or by the two appraisers so appointed, shall die, be dis-qualified or incapacitated or shall fail or refuse to act, before such Thirty-Seventh Floor Rate shall have been determined, the necessary appraiser shall be promptly appointed by the person or persons who appointed the appraiser who shall have died, become disqualified or incapacitated, or who shall have failed or refused to act, as aforesaid.

(vi)    Landlord and Tenant shall each pay the fees of the -person acting as appraiser hereunder for Landlord and Tenant, -respectively, and Landlord and Tenant shall each pay one-half (1/2) of the fees of any third appraiser appointed pursuant to the above provisions.

C.    The provisions of this Article 7, and Tenant’s right to lease the Thirty-Seventh Floor Expansion Space hereunder, shall be subject to (i) the option of another tenant granted prior to the date of this Agreement; and (ii) the right or privilege of any then existing tenant, subtenant or other occupant to renew and extend its occupancy of such space, whether pursuant to an express provision set forth in its lease or otherwise (so that if the Thirty-Seventh Floor Expansion Space will not be vacant and available for leasing by Landlord on or about the Anticipated Thirty-Seventh Floor ES Commencement Date due to any of the foregoing, then Tenant shall not have the option to lease the Thirty-Seventh Floor Expansion Space pursuant to the provisions of this Article).

D.    (i)    If, for any reason beyond its control, Landlord is un-able to make available to Tenant timely possession of the Thirty-Seventh Floor Expansion Space in accordance with the election of Tenant hereunder, then except as hereinafter specifically provided, Land-lord shall not be subject to any liability by reason of such delay, the Lease shall not be affected by such delay, but Landlord shall use commercially reasonable efforts to fulfill its obligations with respect to such space, including, without limitation, the commencement and diligent prosecution of a summary holdover dispossess proceeding against the Thirty-Seventh Floor Existing Tenant if it holds over in such space.

(ii)    Notwithstanding anything contained herein to the contrary, if despite the exercise of such commercially reasonable efforts by Landlord, Landlord fails to deliver to Tenant possession of the Thirty-Seventh Floor Expansion Space in the Thirty-Seventh Floor ES Delivery Condition on or before the date that is one hundred eighty (180) days after the Anticipated Thirty-Seventh Floor ES Commencement Date (the “Thirty-Seventh Floor ES Outside Date”), then Tenant shall have the right to rescind Tenant’s Thirty-Seventh Floor ES Acceptance Notice by notice given to Landlord at any time after such Thirty-Seventh Floor ES Outside Date and prior to the date on which Landlord delivers to Tenant vacant possession of the Thirty-Seventh Floor Expansion Space in the Thirty-Seventh Floor ES Delivery Condition. If Tenant so rescinds Tenant’s Thirty-Seventh Floor ES Acceptance Notice, then Tenant’s exercise of the option to lease the Thirty-Seventh Floor Expansion Space shall be null and void (but the same shall not affect any claim that Tenant may have based upon Landlord’s failure to exercise commercially reasonable efforts as hereinabove required). Notwithstanding the foregoing, the Thirty-Seventh Floor ES Outside Date shall be extended by one day for each day that the delivery of the Thirty-Seventh Floor Expansion Space in the Thirty-Seventh Floor ES Delivery Condition is delayed due to Force Majeure, the holding over by the Thirty-Seventh Floor Existing Tenant in the Thirty-Seventh Floor Expansion Space, or any act or omission (where there is a duty to act) of Tenant, its agents, employees or contractors.

E.    The foregoing provisions are in-tended to reflect the intention of the parties as of the date hereof that Tenant has no other rights with respect to Landlord’s renting of the Thirty-Seventh Floor Expansion Space or any other space in the Building, except to the extent specifically set forth above or elsewhere in the Lease or this Agreement.
F.    The provisions of this Article 7 are intended to be personal to the named Tenant hereunder (i.e., Shutterstock, Inc.), and to any Affiliate of such named Tenant or a Successor Entity, and may only be exercised by said named Tenant, Affiliate or Successor Entity, as the case may be, if and so long as it is the tenant under the Lease and is in occupancy of the entire Demised Premises.

8.    Assignment and Subletting.        Article 4F(iii)(g) of the Original Lease shall be deemed to be, and hereby is modified to provide that no assignment or subletting by Tenant shall be made which would result in more than three (3) occupants (including Tenant) of the twenty-first floor portion of the Existing Demised Premises, or more than two (2) occupants (including Tenant) of the twentieth floor portion of the Existing Demised Premises, or more than two (2) occupants (including Tenant) of the Second Additional Premises.

9.    Renewal Option.    It is acknowledged and agreed that the Renewal Option set forth in Article 55 of the Original Lease shall be applicable with respect to the entire Demised Premises, but not with respect to any one or the other of the Existing Demised Premises or the Second Additional Premises; and that the phrase “…the first day of the twelfth Lease Year and ending on the last day of the sixteenth Lease Year…”, as set forth in said Article 55, shall be changed to “…the first day of the thirteenth SAP Lease Year and ending on the last day of the seventeenth SAP Lease Year”.

10.    ESB Observatory Executive Passes; Gym Executive Passes.

A.    Article 56 of the Original Lease shall be deemed to be, and hereby is modified, so that if and so long as Tenant is not in default under the Lease beyond any applicable notice and/or cure period, Landlord shall provide Tenant with a total of four (4) Executive Passes to the Observatory on the 86th floor of the Building, each calendar year during the term of the Lease, at no additional charge to Tenant.

B.    If and so long as Tenant is not in default under the Lease beyond any applicable notice and/or cure period, Landlord shall provide Tenant with three (3) executive passes to the tenants-only gym located on the Concourse Level of the Building, throughout the term of the Lease, at no additional charge to Tenant. Such executive passes shall be subject to the following restrictions: (i) advanced reservations shall be required with respect to any personal training sessions; (ii) such passes shall be non-transferrable; and (iii) such passes may only be used by officers of Shutterstock, Inc. Tenant shall notify Landlord in writing of the initial officers, and Tenant shall have the right to substitute other officers upon written notice to Landlord; provided, however, that any such initial or substitute officers shall be subject to the prior written approval of Landlord, which shall not be unreasonably withheld, conditioned or delayed.

C.    It is agreed that the rights of Tenant under the provisions of said Article 56 of the Original Lease and this Article 10 are intended to be personal to the named tenant under the Lease (i.e., Shutterstock, Inc.), and to any Affiliate of such named tenant or a Successor Entity, and shall only be available to said named Tenant, Affiliate or Successor Entity, as the case may be, if and so long as it is the tenant under the Lease and is in occupancy of the entire Demised Premises.

11.    Subordination.        Landlord represents to Tenant that, as of the date of this Lease, the Building is not encumbered any Superior Interest. Accordingly, the provisions of subparagraphs B(i), B(ii) and B(iii) of Article 12 of the Original Lease shall no longer be applicable and are hereby deemed deleted from the Lease.

12.    Twenty-First Floor Setback.    Article 41 of the Original Lease shall be deemed to be, and hereby is, modified so that Tenant may not enter upon or use the Twenty-First Floor Setback at any time Landlord is performing any work on the exterior of the Building on or about the Twenty-First Floor Setback, including, without limitation, any New York City Local Law 11 work on the exterior of the Building.

13.    Overtime HVAC.    Article 29F of the Lease shall be applicable with respect to the Second Additional Premises, except that the initial rate for such after-hours heat and air-conditioning service shall be the then current Building rate for such service (and not the $100 per hour referenced in said Article 29F, which initial rate shall continue to be applicable with respect to the Existing Demised Premises). Tenant acknowledges that it has been advised that the current Building rate for after-hours heat service is $410.00 per hour, and that the current Building rate for after-hours air-conditioning service is $176.00 per hour.

14.    Bike Room and Conference Center.        It is acknowledged that there are currently a bike room and a conference center in the Building, which are available for use solely by tenants in the Building. Landlord agrees that, if and so long as Landlord continues to maintain such bike room and conference center in the Building, Tenant shall have the right to use such facilities on terms that are applicable to other tenants in the Building.

15.    Extension of License for Room 3910.    Reference is hereby made to that certain Temporary License Agreement dated as of August 13, 2015 between Landlord and Tenant, pursuant to which certain space on the 39th floor of the Building, designated Room 3910 (“Room 3910”), was licensed to Tenant for a term which is scheduled to expire on March 31, 2016 (the “Room 3910 License”). It is hereby agreed that the term of the Room 3910 License shall be deemed to be, and hereby is, extended through March 31, 2017. Such extension shall be pursuant to all of the same terms, covenants and conditions as are currently set forth in the Room 3910 License, except that (i) the fixed annual license fee payable by Tenant for Room 3910 shall be increased from to $292,500.00 per annum ($24,375.00 per month) to $339,330.00 per annum ($28,275.00 per month), effective as of April 1, 2016, (ii) the per diem amount set forth in Article 7 of the Room 3910 License shall be increased to $1,859.00 per day for each day after March 31, 2017 that Tenant fails to surrender possession of Room 3910 in accordance with the terms of the Room 3910 License, as amended hereby, (iii) Tenant shall have the right to terminate the Room 3910 License at any time after March 31, 2016, upon ninety (90) days’ prior written notice to Landlord, and (iv) the provisions of Article 13 shall be deemed to be, and hereby are, deleted from the Room 3910 License.

17.    Miscellaneous.

A.    Except as hereinabove set forth, the Demised Premises shall continue to be leased to Tenant pursuant to all of the terms, covenants and conditions of the Lease.

B.    This Agreement shall not in any way bind Landlord until such time as it has been executed by Landlord and Tenant, and a fully executed counterpart has been delivered to Tenant.

C.    Except as herein modified, all of the terms, covenants and conditions of the Lease are and shall remain in full force and effect and are hereby ratified and confirmed.

D.    This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

E.    Tenant hereby represents that Landlord is in full compliance with all of the terms, covenants and conditions of the Lease and is not in default beyond any applicable grace period with respect to any of its respective obligations under the Lease, and there exists no defense or counterclaim to the payment of rent pursuant thereto.

F.    This Agreement may be executed in two or more counterparts, and all counterparts so executed shall, for all purposes, constitute one agreement binding on all of the parties hereto, notwithstanding that all parties shall not have executed the same counterparts. Facsimile, digital and photocopy signatures on this Agreement shall have the same force and effect as originals.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LANDLORD:
ESRT EMPIRE STATE BUILDING, L.L.C., Landlord
By Empire State Building Parent, L.L.C., its sole member
By ESRT Empire State Building G-Parent, L.L.C.,
its sole member
By: Empire State Realty OP, L.P., as its sole Member
By: Empire State Realty Trust, Inc., as its general     Partner

By: /s/ Thomas P. Durels
Name: Thomas P. Durels
Title: Executive Vice President,
Director of Leasing and Operations

SHUTTERSTOCK, INC.

By: /s/ Steven Berns
Name: Steven Berns
Title: Chief Financial Officer

EXHIBIT A

Diagram of the Second Additional Premises

34th STREET
FIFTH AVENUE
33rd STREET
MEN
WOMEN

All areas and dimensions are approximate. Field verification is necessary.

EMPIRE STATE
REALTY TRUST

Empire State Building
350 5th Avenue
New York, NY 10118

36th Floor

NORTH

Date Updated:12/24/2015

LINK
SYSTEMS
212 East 47th Street
Suite 6D
New York, NY 10017
Ph 877 221-0229
Fx 646 964-6624

EXHIBIT B-1

Diagram of Part A SAP Portion

34th STREET
Portion A
12,101 RSF
Portion B
13,188 RSF
FIFTH AVENUE
33rd STREET
Part A SAP Portion

All areas and dimensions are approximate. Field verification is necessary.

EMPIRE STATE
REALTY TRUST

Empire State Building
350 5th Avenue
New York, NY 10118

36th Floor

NORTH

Date Updated: 11/4/2015

LINK SYSTEMS

212 East 47th Street
Suite 6D
New York, NY 10017
Ph 877 221-0229
Fx 646 964-6624

EXHIBIT B-2

Diagram Part B SAP Portion

34th STREET
Portion A
12,101 RSF
Portion B
13,188 RSF
FIFTH AVENUE
Part B SAP Portion
33rd STREET

All areas and dimensions are approximate. Field verification is necessary.

EMPIRE STATE
REALTY TRUST

Empire State Building
350 5th Avenue
New York, NY 10118

36th Floor

NORTH

Date Updated: 11/4/2015

LINK SYSTEMS

212 East 47th Street
Suite 6D
New York, NY 10017
Ph 877 221-0229
Fx 646 964-6624

EXHIBIT C

Diagram of Thirty-Seventh Floor Expansion Premises

34th STREET
FIFTH AVENUE
33rd STREET
WOMEN
MEN

All areas and dimensions are approximate. Field verification is necessary.

EMPIRE STATE REALTY TRUST

Empire State Building
350 5th Avenue
New York, NY 10118

37th Floor

NORTH
Date Updated:12/24/2015

LINK SYSTEMS
212 East 47th Street
Suite 6D
New York, NY 10017
Ph 877 221-0229
Fx 646 964-6624

EXHIBIT D

Location of ADA Bathrooms in Second Additional Premises

34th STREET
FIFTH AVENUE
33rd STREET
N

EMPIRE STATE BUILDING

350 FIFTH AVENUE
NEW YORK, NY 10118

36TH FLOOR - ADA BATHROOMS

EMPIRE STATE
REALTY TRUST
empirestaterealtytrust.com

ESRT LISTED NYSE

Member REBNY